Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Del Monte Foods Company:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-108625) and Form S-8 (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700, and 333-102006) of Del Monte Foods Company (the Company) of our reports dated July 8, 2005, with respect to the consolidated balance sheets of Del Monte Foods Company and subsidiaries as of May 1, 2005 and May 1, 2004, and related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended May 1, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of May 1, 2005 and the effectiveness of internal control over financial reporting as of May 1, 2005, which reports appear in the May 1, 2005 annual report on Form 10-K of Del Monte Foods Company. Our report refers to a change on April 28, 2003 in the Company’s method for accounting for stock-based compensation.

/s/ KPMG LLP
KPMG LLP

San Francisco, California

July 8, 2005